Exhibit 5.1

December 20, 2016

Impac Mortgage Holdings, Inc.

19500 Jamboree Road

Irvine, CA 92612

Re:                             Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Impac Mortgage Holdings, Inc., a Maryland corporation (the “Company”), in connection with its filing of a registration statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).  The Registration Statement relates to the proposed issuance and sale by the Company, from time to time on a delayed or continuous basis pursuant to applicable provisions of Rule 415 under the Securities Act, as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Prospectus”), any supplements to the Prospectus (each, a “Prospectus Supplement”), and any related free-writing prospectus(es) of up to a maximum of $200,000,000 in aggregate amount of a presently indeterminate amount of the following securities of the Company (each a “Security” and collectively, the “Securities”):

•                  shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”) including the preferred stock purchase rights associated with the Common Stock (the “Rights”) to be issued pursuant to the Tax Benefits Preservation Rights Agreement (as defined below);

•                  shares of preferred stock, par value $0.01 per share, of the Company, in one or more series or classes (the “Preferred Stock”);

•                  secured or unsecured debt securities, in one or more series, which may be senior debt securities, senior subordinated debt securities or subordinated debt securities and convertible or non-convertible (the “Debt Securities”) to be issued pursuant to an indenture and any supplemental indenture (collectively, an “Indenture”) between the Company and a trustee or bank to be named (the “Trustee”);

•                  warrants to purchase Common Stock (including Rights), Preferred Stock or Debt Securities (the “Warrants”), which may be issued under warrant agreements (each, a “Warrant Agreement”), to be dated on or about the date of the first issuance of the applicable Warrants thereunder, by and between the Company and a warrant agent to be selected by the Company (the “Warrant Agent”); and

•                  units representing Common Stock and Rights, Preferred Stock, Debt Securities, Warrants, or any combination(s) thereof (each a “Unit” and collectively the “Units”).

11355 West Olympic Boulevard, Los Angeles, California 90064-1614   Telephone:  310.312.4000  Fax:  310.312.4224

Albany  |  Los Angeles  |  New York  |  Orange County  |  Palo Alto  |  Sacramento  |  San Francisco  |  Washington, D.C.

We are delivering this opinion pursuant to the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with this opinion, we have examined (i) the Registration Statement, including the exhibits filed therewith, (ii) the Prospectus, (iii) the Company’s Articles of Incorporation, as amended or supplemented to date (the “Articles of Incorporation”), (iv) the Company’s Bylaws, as amended to date (the “Bylaws”), (v) the corporate resolutions and other actions of the Company that authorize and provide for the issuance of the Securities, and (vi) the Tax Benefits Preservation Rights Agreement, as amended (the “Rights Agreement”) dated September 3, 2013  between the Company and American Stock Transfer & Trust Company, LLC (the “Rights Agent”), as amended by the First Amendment thereto, dated as of September 24, 2013, and as further amended by the Second Amendment thereto, dated as of April 27, 2016 (as so amended, the “Rights Agreement”). We have also examined and relied upon originals, or copies certified to our satisfaction, of such records, documents, certificates, opinions, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below.  As to certain factual matters, we have relied upon a certificate of an officer of the Company and have not independently sought to verify such matters. In addition, we have obtained and relied upon those certificates of public officials we considered appropriate.

In rendering this opinion, we have assumed the genuineness and authenticity of all signatures; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the legal capacity of all signatories to such documents; and the accuracy, completeness and authenticity of certificates of public officials.  We have also assumed (i) that the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and such effectiveness shall not have been terminated, suspended or rescinded; (ii) that the Prospectus and any and all Prospectus Supplement(s) required by applicable laws and any and all free-writing prospectus(es) related to the offer and sale of the Securities have been delivered and filed as required by such laws; (iii) that the issuance and sale of the Securities will be in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement, (iv) the due authorization, execution and delivery (other than by the Company) of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents; and (v) that the issuance and sale of the Securities by the Company and any Indenture, Warrant Agreement, or unit agreement relating to Units will not, in each case, violate or result in a default under or breach (a) any agreement or instrument binding upon the Company, (b) any law, rule or regulation to which the Company is subject, (c) any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, or (d) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority.  To the extent the Company’s obligations depend on the enforceability of any agreement against the other parties to such agreement, we have assumed that such agreement is enforceable against such other parties.

With respect to our opinion as to the Common Stock, we have assumed that, at the time of issuance and sale, a sufficient number of shares of Common Stock are authorized and available for issuance and that the consideration for the issuance and sale of the Common Stock (or for Preferred Stock or Debt Securities convertible into Common Stock, or for Warrants exercisable for Common Stock or Units including Common Stock) is in an amount that is not less than the par value of the Common Stock.  With respect to our opinion as to the Preferred Stock, we have assumed that, at the time of issuance and sale, a sufficient number of shares of Preferred Stock are authorized, designated and available for issuance and that the consideration for the issuance and sale of the Preferred Stock (or for Debt Securities convertible into Preferred Stock, or for Warrants exercisable for Preferred Stock or Units including Preferred Stock) is in an amount that is not less than the par value of the Preferred Stock.

We have also assumed with respect to the Debt Securities offered under the Registration Statement and the related Indenture, that such securities will be executed in the form filed as an exhibit to the Registration Statement and that the Trustee shall have been qualified pursuant to the Trust Indenture Act of 1939, as amended, at the time the Debt Securities are offered or issued (or such later time as may be permitted pursuant to the rules, regulations, interpretations or positions of the Commission).  We have also assumed that (i) with respect to Securities being issued upon conversion of any convertible Preferred Stock, the applicable convertible Preferred Stock will be duly authorized, validly issued, fully paid and nonassessable; and (ii) with respect to any Securities being issued upon conversion of any convertible Debt Securities or upon exercise of any Warrants, the applicable convertible Debt Securities or Warrants will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement may be limited by (a) applicable bankruptcy, receivership, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer, preference or other similar laws affecting the enforcement of the rights and remedies of creditors, secured parties and parties to executory contracts generally; and such duties and standards as are or may be imposed on creditors, including, without limitation, good faith, materiality, reasonableness, and fair dealing under any applicable law or judicial decision; and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and the exercise of equitable powers by a court of competent jurisdiction (and no opinion is given herein as to any specific or equitable relief of any kind or as to the availability of equitable remedies).

With respect to the Rights, our opinions thereon do not address (i) the determination of a court of competent jurisdiction may make regarding whether the board of directors of the Company would be required to redeem or terminate, or take action with respect to, the Rights at some future time based on the facts and circumstances existing at that time, and (ii) the determination a court of competent jurisdiction may make regarding whether the board of directors of the Company may be required to redeem or terminate, or take other action with respect to, the Rights in the future based on the facts and circumstances then existing.  We have assumed that the board of directors of the Company acted in a manner consistent with its fiduciary duties as required under applicable law in adopting the Rights Agreement.  Our opinions on the Rights address the validity of the Rights and the Rights Agreement in their entirety, and we render no opinion as to the validity of any particular provision of the Rights Agreement or of Rights issued thereunder or as to the effect of the exercise by the Company of its rights under each such provision on the validity of the Rights Agreement and the Rights in their entirety.  The Rights exist by virtue of and are subject to the Rights Agreement and the terms and conditions thereof, and it should be understood that the Rights Agreement and the Rights may be terminated or amended at the Company’s option.

The opinions below, to the extent applicable, are subject, as to enforcement, to provisions of law that require that a judgment for money damages rendered by a court in the United States be expressed only in United States dollars.

Our opinion herein is expressed solely with respect to the Maryland General Corporation Law and, as to the Debt Securities and Warrants constituting valid and legally binding obligations of the Company, solely with respect to the laws of the State of New York.  We express no opinion as to any provision of the Debt Securities that: (a) relates to the subject matter jurisdiction of any federal court of the United States of America or any federal appellate court to adjudicate any controversy related to the Debt Securities or (b) contains a waiver of an inconvenient forum. We express no opinion as to whether the laws of any jurisdiction are applicable to the subject matter hereof.  We are not rendering any opinion as to compliance with any federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

On the basis of the foregoing and in reliance thereon, and subject to the qualifications herein stated, we are of the opinion that:

1.                                      With respect to the Common Stock offered under the Registration Statement, provided that (i) the issuance of the Common Stock has been duly authorized by all necessary corporate action on the part of the Company; and (ii) the certificates for the Common Stock have been duly executed by the Company, countersigned by the transfer agent therefor and duly delivered to the purchasers thereof against the requisite payment therefor, then the Common Stock, when issued and sold as contemplated in the Registration Statement and in accordance with any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon conversion of any convertible Preferred Stock or convertible Debt Securities in accordance with their terms, or upon exercise of any Warrants in accordance with their terms, will be duly authorized, validly issued, fully paid and nonassessable.

2.                                      With respect to the Rights, when the actions with respect to the Common Stock referred to in paragraph 1. above have been taken, and assuming (a) the Rights Agreement has been duly authorized, executed and delivered by the Rights Agent, (b) the Common Stock has been duly issued and sold as contemplated by the Registration Statement, and (c) the Rights have been issued in conformity with the Rights Agreement, the Rights associated with the Common Stock will be valid and binding obligations of the Company.

3.                                      With respect to the Preferred Stock offered under the Registration Statement, provided that (i) the terms and issuance of the Preferred Stock have been duly authorized by all necessary corporate action on the part of the Company, including without limitation the filing of Articles Supplementary pursuant to Section 2-105 of the Maryland General Corporation Law as approved by the board of directors of the Company and the due reservation of any Preferred Stock for issuance; and (ii) the certificates for the Preferred Stock have been duly executed by the Company, countersigned by the transfer agent therefor and duly delivered to the purchasers thereof against the requisite payment therefor, then the Preferred Stock, when issued and sold as contemplated in the Registration Statement and in accordance with any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon conversion of any convertible Debt Securities in accordance with their terms, or upon exercise of any Warrants in accordance with their terms, will be duly authorized, validly issued, fully paid and nonassessable.

4.                                      With respect to any series of the Debt Securities issued under an Indenture and offered under the Registration Statement, provided that (i) the Indenture, and the applicable supplement, if any, has been duly authorized by the Company and the Trustee by all necessary corporate action; (ii) the Indenture has been duly executed and delivered by the Company and the Trustee; (iii) the terms of the Debt Securities and of their issuance and sale and the form of Indenture have been duly authorized by the Company by all necessary corporate action; (iv) the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture; and (v) the Debt Securities have been duly executed and delivered by the Company and authenticated by the Trustee pursuant to the Indenture and delivered against the requisite payment therefor, then the Debt Securities, when issued and sold in accordance with the Indenture and as contemplated by the Registration Statement, and a duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon exercise of any Warrants in accordance with their terms, will be valid and legally binding obligations of the Company, except to the extent limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors’ rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

5.                                      With respect to the Warrants issued under a Warrant Agreement and offered under the Registration Statement, provided that (i) the Warrant Agreement has been duly authorized by the Company and the Warrant Agent by all necessary corporate action; (ii) the Warrant Agreement has been duly executed and delivered by the Company and the Warrant Agent as described in the Registration Statement; (iii) the issuance and terms of the Warrants have been duly authorized by the Company by all necessary corporate action; and (iv) the Warrants have been duly executed and delivered by the Company and authenticated by the Warrant Agent pursuant to the Warrant Agreement and delivered against the requisite payment therefor and assuming that the Warrants are then issued and sold as contemplated in the Registration Statement, then the Warrants, when issued and sold in accordance with the Warrant Agreement and a duly authorized, executed and delivered purchase, underwriting or similar agreement, will be valid and legally binding obligations of the Company, except to the extent limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors’ rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

6.                                      With respect to the Units issued under a unit agreement and offered under the Registration Statement, provided that (i) the applicable unit agreement has been duly authorized by the Company and the unit agent by all necessary corporate action; (ii) the applicable unit agreement has been duly executed and delivered by the Company and the unit agent as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s); (iii) the issuance and terms of the Units have been duly authorized by the Company by all necessary corporate action, including without limitation the due issuance or reservation for issuance of any Securities to be included as Units; and (iv) the Units have been duly executed and delivered by the Company and authenticated by the unit agent pursuant to the applicable unit agreement and delivered against the requisite payment therefor and assuming that the Units are then issued and sold as contemplated in the Registration Statement, then the Units, when issued and sold in accordance with the applicable unit agreement and a duly authorized, executed and delivered purchase, underwriting or similar agreement, the Units will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the Prospectus which forms part of the Registration Statement. In giving our consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement or the Prospectus within the meaning of the term “expert”, as used in Section 11 of the Securities Act or the rules and regulations promulgated thereunder by the Commission nor do we admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

The opinions included herein are expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Manatt, Phelps & Phillips, LLP

Manatt, Phelps & Phillips, LLP